JNL Variable Fund LLC

Amended and Restated Operating Agreement

Article I

General

Section 1. Name. The name of this limited liability company shall be JNL Variable Fund LLC (“the Fund”). This limited liability company is established and maintained under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (as amended and in effect from time to time, the “Delaware Act”).

Section 2. Office. The principal office of the Fund shall be at 225 West Wacker Drive, Suite 1200, Chicago, Illinois. The Fund also shall have offices at such other locations as the Board of Managers of the Fund (the “Board” and each member thereof, a “Manager” and collectively, the “Managers”), from time to time, may determine.

Section 3. Purposes. The purpose of this Fund is to engage in the business of a management investment company and to provide investors a managed investment primarily in securities, commodities and debt instruments.

Section 4. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

“1940 Act” shall mean the Investment Company Act of 1940, as amended, as interpreted by the staff of the Commission;

“Board” shall have the meaning given it in Section 2 of Article I hereof;

“Class” shall mean a class of Shares of the Fund or any Series of the Fund established in accordance with the provisions of Article IV hereof;

“Commission” shall mean the Securities and Exchange Commission;

“Covered Person” shall have the meaning given it in Section 1 of Article VI hereof;

“Delaware Act” shall have the meaning given it in Section 1 of Article I hereof;

“Fund” shall have the meaning given it in Section 1 of Article I hereof;

“General Assets” shall have the meaning given it in Section 2(a) of Article IV hereof;

“Initial Series and Classes” shall have the meaning given it in Section 2 of Article IV hereof;

“Manager” shall have the meaning given it in Section 2 of Article I hereof;

“Person” shall mean and include individuals, limited liability companies, corporations, partnerships, trusts, associations, joint ventures, estates and other entities and associations, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

“Proceeding” shall have the meaning given it in Section 1 of Article VI hereof;

“Series” shall mean each series of Shares referenced in, or established in accordance with, the provisions of Article IV hereof; and

“Shares” shall mean the shares into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares.

Section 5. Inspection of Records and Reports. Every Manager shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Fund. This inspection by a Manager may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Member shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as conferred by the Managers. The books and records of the Fund may be kept at such place or places as the Board may from time to time determine, except as otherwise required by law.

Article II

Members

Section 1. Annual Meetings. Unless otherwise required by federal law, including the 1940 Act, the Fund shall not be required to hold an annual meeting of Members unless the Board determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of Members shall be held at such date and time as may be designated from time to time by the Board. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Fund nor affect otherwise valid acts of the Fund.

Section 2. Special Meetings. Special meetings of the Members may be called any time by the Chairperson of the Board, by the President or by action of the Board, or in writing by those Members holding a majority of the outstanding Shares of the Fund and each Series.

Section 3. Place of Meetings. Meetings of the Members shall be held at such place either inside or outside of the State of Illinois as shall be designated from time to time by the Board and stated in the notice of the meeting.

Section 4. Notice of Meetings. Not less than ten days nor more than 90 days before the date of any Members’ meeting, the Secretary shall give to each Member entitled to vote at such meeting, written, electronic, or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the Member personally or by leaving it at the Member’s residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at his post office address as it appears on the records of the Fund, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Prior to the date upon which any meeting of Members is to be held, the Board may postpone such meeting one or more times for any reason by giving notice to each Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with this Section. Any meeting of Members, annual or special, may be adjourned by the chairperson of the meeting from time to time to reconvene at the same or some other place as determined by the chairperson of the meeting for any reason, including failure of any proposal to receive sufficient votes for approval. No Member vote shall be required for any adjournment. A Members’ meeting may be adjourned by the chairperson of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice need be given of any such adjourned meeting other than by announcement at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If a quorum is present with respect to any one or more proposals, the chairperson of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Members shall not invalidate any action otherwise properly taken at any such meeting.

Section 5. Quorum. At any meeting of Members the presence in person or by proxy of Members entitled to cast a majority of the votes shall constitute a quorum.

Section 6. Voting. In all elections for Managers, every Member shall have the right to vote, in person or by proxy, the Shares owned of record by the Member. The Managers shall be elected by a vote of a plurality of the votes cast by the Members present in person or by proxy. In all other matters, a simple majority of the votes cast at a meeting of Members, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless a greater vote is required by the 1940 Act or other applicable federal law. Notwithstanding any other provision of this Operating Agreement, on any matters submitted to a vote of the Members, all Shares of the Fund then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Managers have determined will affect only the interests of one or more Series, then only Members of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Managers have determined will affect on the interests of one or more Classes, than only the Members of such Class or Classes shall be entitled to vote thereon. At all meetings of Members unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairperson of the meeting.

Section 7. Proxies. Except as otherwise required by law, a Member may vote the Shares owned of record by it either in person or by proxy provided by the Member or by the Member’s duly authorized attorney-in-fact, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board or any officer of the Fund. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Subject to the provisions of the Delaware Act or this Operation Agreement, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Fund were a Delaware corporation and the Members were stockholders of a Delaware corporation.

Section 8. Action by Members Other Than at a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Members entitled to vote on the subject matter thereof and any other Members entitled to notice of a meeting of Members (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Fund.

Section 9. Limitation of Liability. Except as required by the Delaware Act, no Member or Manager will have any liability for the debts, obligations and liabilities of the Fund.

Article III

Manager

Section 1. Management of the Fund. The Board shall have power to conduct the business of the Fund and carry on the Fund’s operations in any and all of its branches and maintain offices both inside and outside of the State of Illinois, and in any and all other States of the United States of America, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as it deems necessary, proper, or desirable in order to promote the interests of the Fund although such things are not herein specifically mentioned. The powers of the Board may be exercised without order of or resort to any court. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Managers shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Members. The Managers have the power to construe and interpret this Operating Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Operating Agreement by the Managers and any action taken pursuant thereto and any determination as to what is in the interests of the Fund and the Members made by the Managers in good faith shall, in each case, be conclusive and binding on all Members and all other persons for all purposes. In construing the provisions of this Operating Agreement, the presumption shall be in favor of a grant of power to the Managers. Except as required by federal law including the 1940 Act, neither the Managers nor any officer of the Fund shall owe any fiduciary duty to the Fund or any Series or Class or any Member. The Managers and each officer of the Fund shall act in a manner that such Manager or officer believes to be in the best interests of the Fund and the Members.

Section 2. Chairperson of the Board. The Board shall choose a Chairperson of the Board from among the Managers. The Chairperson shall not be an officer of the Fund. The Chairperson cannot be an “interested” person of the Fund, or of any investment adviser to the Fund, within the meaning of the 1940 Act. The Chairperson of the Board shall preside at all meetings of the Board and of the Members at which the Chairperson is present. The Chairperson shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board.

Section 3. Powers. The Board shall have the following duties, responsibilities, and powers on behalf of the Fund:

a.	To select and approve annually an independent public accountant.
b.	To authorize and approve agreements providing for investment management and advisory services, and related matters, and to approve the continuance of such an agreement.
c.	To authorize and approve agreements providing for sales and administrative services for the Fund or any Series (as defined below), and related matters, and to approve the continuance of such an agreement.
d.	To authorize and approve agreements providing for custodian services, and related matters, and to approve the continuance of such an agreement.
e.	To authorize and approve agreements providing for accounting services, and related matters, and to approve the continuance of such an agreement.
f.	To authorize and approve agreements providing for underwriting services, and related matters, and to approve the continuance of such an agreement.
g.	To authorize and approve any and all other material agreements or contracts pertaining to the operation of the Fund, including, but not limited to, fidelity bond premium allocation agreements and joint account agreements to permit the Fund and any Series to deposit their daily uninvested cash balances into a single joint account to be used in order to enter into joint repurchase agreements, and to approve the continuance of such agreements or contracts.
h.	To recommend from time to time any changes deemed appropriate in the fundamental investment objective or fundamental investment policies, practices, or limitations of the Fund or any Series of the Fund, and to make such changes in those investment policies, practices, and limitations of the Fund or any Series, not requiring approval by the Members under federal laws, including the 1940 Act, as the Board deems appropriate.
i.	To supervise the investment of the assets of the Fund and any Series in accordance with the investment objectives, policies, practices, and limitations of the Fund and any Series, and as may be amended by the Board from time to time, and to review periodically the investment portfolio of the Fund and any Series to ascertain that the investment portfolio is being managed in accordance with the investment objectives, policies, practices, and limitations of the Fund or such Series, as appropriate, and the interests of the Members, and to take such corrective action as may be necessary.
j.	To enter into such other agreements and to take any and all actions necessary or proper in connection with the operation and management of the Fund and any Series and the assets thereof.
k.	To appoint officers of the Fund and delegate such authority as the Board considers desirable to any officers of the Fund and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor.

l.	To create, establish, merge and to change in any manner, separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and to fix the preferences, voting powers, rights, and privileges of the Series, in accordance with the provisions of Article IV hereof and the 1940 Act and other applicable federal law, and to establish Classes of such Series having relative rights, powers, and duties as the Board may provide consistent with applicable law.
m.	To merge or consolidate the Fund (or, to the extent permitted by applicable law, any of its Series) with or into one or more corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Board to accomplish such merger or consolidation) or series thereof, in order to change the form or jurisdiction of organization of the Fund or for any other purpose.
n.	To sell or convey all or substantially all of the assets of the Fund or any Series or Class to another Series or Class of the Fund or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Board to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Managers to accomplish such sale and conveyance, may (but need not) succeed to or assume the Fund’s registration under the 1940 Act, for adequate consideration as determined by the Managers that may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Fund or any affected Series or Class, and that may include Shares of such other Series or Class of the Fund or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof)
o.	To at any time sell or convert into money all or any part of the assets of the Fund or any Series or Class.
p.	In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

Any action by one or more of the members of the Board in their capacity as such hereunder shall be deemed an action on behalf of the Fund or the applicable Series, and not an action in an individual capacity.

The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.

Section 4. Number and Tenure. Subject to the 1940 Act and other applicable federal law, the number of Managers shall be such number as shall be determined from time to time by the Board; provided, that this number shall not be fewer than three; provided, further, that at any time there are fewer than three Managers, until additional managers are appointed as provided herein, the Managers in office shall be fully authorized and empowered to conduct the activities of the Fund as provided herein. Subject to the 1940 Act and other applicable federal law, each Manager shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any Manager may be removed with or without cause by action of two-thirds of the Managers (excluding the Manager to be removed).

Section 5. Vacancies. Except as provided in the following sentence and subject to any requirements of the 1940 Act and other applicable federal law, vacancies in the Board for any cause, including an increase in the authorized number of members of the Board, may be filled by the Board a majority of the Managers then in office. Subject to any requirements under the 1940 Act or other applicable federal law, the selection and nomination of Managers who are not “interested persons” of the Fund, as such term is defined by the 1940 Act and the rules of the Commission thereunder, shall be determined by the Managers who are not interested persons of the Fund.

Section 6. Place of Meetings. Meetings of the Board may be held at any place inside or outside of the State of Illinois, or as the Board may determine.

Section 7. Regular Meetings. Regular meetings of the Board shall be held at any time and place fixed by the Board. Notice of a meeting shall be given by mail, personal delivery, telephone, telefax, electronic, or other means at any time preceding the meeting. Notice of a meeting of the Board may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 8. Special Meetings. Special meetings of the Board may be called at any time by one or more Managers.

Section 9. Quorum. A majority of the total number of Managers shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be fewer than three Managers, unless there are fewer than three Managers in which case such number of Managers shall constitute a quorum. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise required by the 1940 Act and other applicable federal law, the act of a simple majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board.

Section 10. Committees. The Board may, by resolution, designate an executive committee and other committees composed of two or more Managers, and the members thereof, to the extent permitted by the 1940 Act and other applicable federal law, shall have the powers, authority, and duties specified in the resolution creating the same. Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any committee shall be fixed by the Board.

Section 11. Compensation of Managers. The Board may authorize reasonable compensation to members for their services as members of the Board and as members of the committees of the Board and may authorize the reimbursement of reasonable expenses incurred by members in connection with rendering those services.

Section 12. Resignations. Any Manager may resign from the Board at any time by mailing or delivering his or her resignation in writing to the Chairperson of the Board or to a meeting of the Board. No Manager who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

Section 13. Action Without Meeting. Subject to the 1940 Act and other applicable federal law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a majority of the Managers or committee of the Board, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee thereof.

Section 14. Action By the Board. Any meeting of the Board conducted by telephone shall be deemed to take place at the principal office of the Fund or any other place, as determined by the Board. Subject to the requirements of the 1940 Act and other applicable federal law, the Board may delegate to any one or more of Managers, officers or other agents of the Fund the authority of the Board to approve particular matters or take particular actions on behalf of the Fund. Written consents or waivers of the Board may be executed in one or more counterparts. Execution of a written consent or wavier and delivery thereof to the Fund may be accomplished by telefax, e-mail or other electronic means.

Section 15. Limitation of Liability. The Board shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee of the Fund, including any adviser or principal underwriter, nor shall any Manager be responsible for the act or omission of any other Manager, but nothing herein contained shall protect any Manager against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Article IV

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Fund shall be divided into Shares. The Fund and any Series may have no Classes may consist of one Class or may be divided into two or more Classes. The number of Shares of the Fund and each Series and Class authorized hereunder is unlimited. The Fund is authorized to issue an unlimited number of Shares, and upon the establishment of any Series or Class as provided herein, the Fund shall be authorized to issue an unlimited number of Shares of each such Series and Class, unless otherwise determined, and subject to any conditions set forth, by the Managers. Subject to the further provisions of this Article IV and any applicable requirements of the 1940 Act and other applicable federal law, the Managers shall have full power and authority and without obtaining any authorization or vote of the Members of any Series or Class, (i) to divide the beneficial interest in each Series or Class into Shares, with or without par value as the Managers shall determine (provided that unless the Managers shall otherwise determine, all Shares shall have a par value of $0.001), (ii) to issue Shares without limitation as to number (including fractional Shares and Shares held in the treasury), to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Managers may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class as the Managers may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Fund or profits and losses associated with specified property or obligations of the Fund, (iv) to divide or combine the Shares of the Fund or any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Fund or such Series or Class in the assets held with respect to the Fund or such Series or Class, (v) to classify or reclassify any Shares of the Fund or any Series or Class into Shares of one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Fund or such Series or Class) and (vi) to take such other action with respect to the Shares of the Fund or any Series or Class as the Managers may deem desirable.

Subject to the distinctions permitted among Classes of the Fund or any Series as established by the Managers consistent with the requirements of the 1940 Act and other applicable federal law, each Share of the Fund or any Series shall represent an equal beneficial interest in the net assets of the Fund or such Series, and each Member of the Fund or any Series shall be entitled to receive such Member’s pro rata share of distributions of income and capital gains, if any, made with respect to the Fund or such Series. Upon redemption of the Shares of any Series, the applicable Member shall be paid solely out of the funds and property of such Series of the Fund.

All references to Shares in this Operating Agreement shall be deemed to be Shares of the Fund and of any or all Series or Classes, as the context may require. All provisions herein relating to the Fund shall apply equally to each Series of the Fund and each Class, except as the context otherwise requires.

Notwithstanding any other provision of this Operating Agreement, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Managers, Members shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. Shares held in the Fund’s treasury shall not confer any voting rights on the Managers and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2. Establishment of Series and Classes of Shares. The establishment of any Series or Class of Shares shall be effective upon the adoption by the Managers of a resolution that sets forth the designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or Class including any registration statement of the Fund or any Series, any amendment and/or restatement of this Operating Agreement or as otherwise provided in such resolution. Upon the establishment of any Series or Class of Shares or the termination of any existing Series or Class of Shares, the books and records of the Fund shall reflect the addition or termination of such Series or Class and any officer of the Fund is hereby authorized to take such action. The relative rights and preferences of each Series and each Class shall be as set forth herein and as set forth in any registration statement of the Fund or any Series relating thereto, unless otherwise provided in the resolution establishing such Series or Class. Any action that may be taken by the Managers with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment of such Series or Class.

Unless otherwise provided in any registration statement of the Fund or any Series relating thereto, Shares of each additional Series or Class established pursuant to this Article IV (unless otherwise provided in the resolution establishing such additional Series or Class), shall have the following relative rights and preferences:

(a)

Assets Held with Respect to a Particular Series. All consideration received by the Fund for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, and shall be so recorded upon the books of account of the Fund. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that the Fund has only issued Shares of two or more Series (and not Shares of the Fund) and there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Managers shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Managers deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Managers shall be conclusive and binding upon the Members of all Series for all purposes.

(b)

Liabilities Held with Respect to a Particular Series. All liabilities of the Fund held with respect to a particular Series and all expenses, costs, charges and reserves attributable to that Series shall be charged against the assets held with respect to that Series. Any general liabilities of the Fund that are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Managers to and among any one or more of the Series in such manner and on such basis as the Managers deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Managers shall be conclusive and binding upon the Members of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Fund generally or against the assets held with respect to any other Series and, except as otherwise provided in this Operating Agreement with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the Certificate or in an amendment thereto. The records maintained for each Series shall account for the assets held with respect to such Series separately from the assets of any other Series and from the General Assets of the Fund not allocated to such Series.

(c)

Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Operating Agreement, no dividend or distribution on the Shares of any Series, including any distribution paid in connection with the dissolution or termination of the Fund or such Series or any Class of such Series, nor any redemption or repurchase of, the Shares of such Series or Class shall be effected by the Fund other than from the assets held with respect to such Series, nor shall any Member of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Member has such a right or claim hereunder as a Member of such other Series. Subject to the 1940 Act or other applicable federal law, the Managers shall determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon all Members for all purposes.

(d)

Fractions. Any fractional Share of the Fund or any Series shall carry proportionately all the rights and obligations of a whole Share of the Fund or any Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Fund.

(e)

Exchange Privilege. The Managers shall have the authority to provide that the Members of any Series or Class shall have the right to exchange such Shares for Shares of one or more other Series or Class of Shares or for interests in one or more trusts, corporations or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Managers.

(f)

Combination of Series and Classes. The Managers shall have the authority, without the approval of the Members of the Fund or any Series or Class unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class and in connection therewith to cause the Members of each such Series or Class to become members of such single Series or Class.

(g)

Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular Series or Class previously established, the Managers may abolish that Series or Class and rescind the establishment thereof.

(h)

Division of Series or Classes. The Managers shall have the authority, without the approval of the Members of any Series or Class unless otherwise required by applicable federal law, to divide the assets and liabilities held with respect to any Series or Class into assets and liabilities held with respect to an additional one or more Series or Classes and in connection therewith to cause some or all of the Members of such Series or Class to be admitted as Members of such additional one or more Series or Classes.

Article V

Officers

Section 1. Officers. The officers of the Fund shall consist of a president, a secretary, a treasurer, and such other officers or assistant officers, including vice-presidents, as may be appointed by the Board, as deemed necessary and appropriate. Any two or more of the offices may be held by the same person, except that the same person may not be both president and secretary. The Board may designate a vice-president as an executive vice-president and may designate the order in which the other vice-presidents may act. The Board shall appoint and terminate such officers as the Board shall consider appropriate. The reference in this Operating Agreement to the right of the Board to, or circumstances under which they may, delegate any power or authority, or the reference in this Operating Agreement to the authorized agents of the Managers or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Operating Agreement, shall not limit the authority of the Managers to delegate any other power or authority under this Operating Agreement to any Person, subject only to any limitations under federal law including the 1940 Act.

Section 2. Appointment and Tenure. At the initial organizational meeting and thereafter without a meeting, the Board may appoint the president, secretary, treasurer, and other such officers as the Board shall deem necessary or appropriate in order to carry out the business of the Fund. Each officer shall hold the office until his or her successors have been duly appointed and qualified.

Section 3. President and Vice-Presidents. The President shall be the chief executive officer of the Fund and, subject to the control of the Board, shall have general supervision, direction, and control of the business of the Fund and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to the direction of the Board, the President shall have power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, applications for Commission orders, and other instruments in writing, and to employ and discharge employees and agents of the Fund. The President shall have such further authorities and duties as the Board shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Board or, if more than one and not ranked, the Vice-Presidents designated by the Board, or, if not so designated, designated by the President, shall perform all the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President or the Board, any Vice-President shall have the power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board or by the President.

Section 4. Secretary. The Board may appoint a Secretary and an Assistant Secretary. The Secretary and the Assistant Secretary shall have the power to certify the minutes of the proceedings of the Fund and portions thereof and shall perform such duties and have such other powers the Board or the President shall designate from time to time. In the absence of the Secretary and Assistant Secretary, an appointee of the Board shall perform such duties and have such powers.

Section 5. Treasurer. Except as otherwise directed by the Board, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable, and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Board and of the President all powers and duties incident to his office. The Treasurer may endorse for deposit or collection all notes, checks, and other instruments payable to the Fund or to its order. The Treasurer shall deposit all funds of the Fund in such depositories as the Board shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Board or the President. The Treasurer shall keep accurate separate account of the books of the Fund’s transactions, which shall be the property of the Fund and, together with all other property in his possession, shall be subject at all times to the inspection and control of the Board. Unless the Board shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. The Treasurer shall have such other duties and authorities as the Board shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Board may authorize any investment adviser, administrator, or other agent to maintain bank accounts and deposit and disburse funds of the Fund.

Section 6. Vacancies and Removal. The Board may fill any vacancy which may occur in any office. Officers shall hold office at the pleasure of the Board and any officer may be removed from office at any time with or without cause the Board whenever, in the judgment of the Board, the best interests of the Fund will be served thereby.

Section 7. Resignations. Any officer may resign his office at any time by mailing or delivering his or her resignation in writing to the Board. No officer of the Fund who resigns shall have any right to compensation for any period following his or her resignation. Any resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof.

Article VI

Indemnification

Section 1. Manager, Officers, Etc. The Fund shall indemnify each current and former member of its Board and each of Fund’s officers (including persons who serve at the Fund’s request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise and each such current and former Member’s and officer’s and such other person’s heirs, executors and administrators) (each hereinafter referred to as a “Covered Person”) against all judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person.

The Fund shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent permitted by applicable federal and state law. For purposes of this paragraph, “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. The Fund shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Fund.

Section 2. Indemnification Not Exclusive; Definitions. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Fund, other than the Board and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of such Persons.

Section 3. Members. In case any holder of Shares in the Fund or any Series (or former holder) shall be held to be personally liable solely by reason of it being or having been a holder of Shares in the Fund or any Series and not because of its acts or omissions or for some other reason, such holder of Shares in the Fund or any Series (or former holder or his or her heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the Fund if such Person holds Shares in the Fund or out of the assets of any applicable Series if such Person holds Shares in such Series.

Section 4. Members, Etc. Not Personally Liable; Notice. Further to the limitations of liability provided for in Articles II and III, all Persons extending credit to, contracting with or having any claim against the Fund or a particular Series shall look only to the assets of the Fund or the assets of that particular Series for payment under such credit, contract or claim; and neither the holder of Shares in the Fund or any Series nor the Board, nor any of the Fund’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Operating Agreement shall protect any Manager against any liability to which such Manager would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Board.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Fund, the Board or by any officers or officer shall recite that the same was executed or made by or on behalf of the Fund or by them as the Board or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the holders of Fund interests individually but are binding only upon the assets and property of the Fund, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any member of the Board or officers or officer or holder or holders of Fund interests individually.

Section 5. Good Faith Action by the Board, Expert Advice, No Bond or Surety. The exercise by the Board of its powers and discretions hereunder shall be binding upon everyone interested. The Board shall be liable for its own willful misfeasance, bad faith, gross negligence of reckless disregard of the duties involved in the conduct of the position as a member of the Board, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Board may take advice of counsel or other experts with respect to the meaning and operation of this Operating Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. A Manager shall be fully protected in relying in good faith upon the records of the Fund and upon information, opinions, reports or statements presented by another Manager or any officer, employee or other agent of the Fund, or by any other Person as to matters the Manager believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Fund or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Fund or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors of the Fund might properly be paid. The appointment, designation or identification of a Manager as chair of the Managers, a member or chair of a committee of the Managers, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Manager, or any other special appointment, designation or identification of a Manager, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Manager in the absence of the appointment, designation or identification, and no Manager who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Manager as aforesaid shall affect in any way that Manager’s rights or entitlement to indemnification or advancement of expenses. The Board shall not be required to give any bond as such, nor any surety if a bond is required.

Section 6. Liability of Third Persons Dealing with the Board. No Person dealing with the Board shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Board or to see to the application of any payments made or property transferred to the Fund or upon its order.

Article VII

Custody of Assets

The Fund’s assets shall be held by a custodian or trustee which shall be a bank or trust company. The Fund shall, upon the resignation of, or a determination of the inability of such custodian or trustee, to serve of the custodian or trustee, (1) use its best efforts to obtain a successor custodian or trustee, and (2) require that the cash and securities owned by the Fund be delivered to the successor custodian or trustee.

Article VIII

Fiscal Year

The fiscal year of the Fund shall end on such date as the Board from time to time shall determine.

Article IX

Amendments

Except as otherwise provided by federal law including the 1940 Act, this Operating Agreement may be amended or repealed by the Board.

Article X

Dissolution

The Fund shall be dissolved and its affairs wound up, upon the vote or consent of the Managers. To the fullest extent permitted by law, the Members hereby waive their right to seek judicial dissolution under Section 18-802 of the Delaware Act.

Article XI

Jurisdiction and Waiver of Jury Trial

In accordance with Section 18-109(d) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Member or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Operating Agreement or the Fund, any Series or Class or any Shares, including any claim of any nature against the Fund, any Series or Class, the Managers or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Members and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL MEMBERS AND ALL OTHER SUCH PERSONS AND ENTITIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Members and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Fund for such Person or at the address of the Person shown on the books and records of the Fund with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Fund or any Manager or officer of the Fund may be made at the address of the Fund’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

Adopted: September 6, 2019

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